Exhibit (c)(9)

CERTAIN PORTIONS OF THESE DISCUSSION MATERIALS HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE NON-PUBLIC INFORMATION HAS BEEN OMITTED FROM THE DISCUSSION MATERIALS HAS BEEN SEPARATELY FILED WITH THE SEC. EACH REDACTED PORTION OF THE DISCUSSION MATERIALS IS INDICATED BY A “[*]” AND IS SUBJECT TO THE REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE SEC. THE REDACTED INFORMATION IS CONFIDENTIAL INFORMATION OF VMWARE C O N F I D E N T I A L 2 5 J U L Y 2 0 1 9 ***Confidential treatment requested on 20 pages. P R O J E C T S R A V E N / Special Committee Discussion Materials DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

C O N F I D E N T I A L S P E C I A L C O M M I T T E E D I S C U S S I O N M A T E R I A L S Disclaimer The information herein has been prepared by Lazard based upon information supplied by the Company or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or any other entity, or concerning solvency or fair value of the Company or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. These materials are preliminary and summary in nature and do not include all of the information that the Company should evaluate in considering a possible transaction. Nothing herein shall constitute a commitment or undertaking on the part of Lazard or any related party to provide any service. These materials do not constitute tax, accounting, actuarial, legal or other specialist advice, and Lazard shall have no duties or obligations to you in respect of these materials or other advice provided to you, except to the extent specifically set forth in an engagement or other written agreement, if any, that is entered into by Lazard and you.

CERTAIN PORTIONS OF THESE DISCUSSION MATERIALS HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE NON-PUBLIC INFORMATION HAS BEEN OMITTED FROM THE DISCUSSION MATERIALS HAS BEEN SEPARATELY FILED WITH THE SEC. EACH REDACTED PORTION OF THE DISCUSSION MATERIALS IS INDICATED BY A “[*]” AND IS SUBJECT TO THE REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE SEC. THE REDACTED INFORMATION IS CONFIDENTIAL INFORMATION OF VMWARE C O N F I D E N T I A L S P E C I A L C O M M I T T E E D I S C U S S I O N M A T E R I A L S Table of Contents ***Confidential treatment requested I RAVEN UPDATE 1 II 11 III 18 IV BENCHMARKING VAIL AGAINST PUBLIC PEERS 21 APPENDIX A 25 B Capital Structure Implications 29

C O N F I D E N T I A L S P E C I A L C O M M I T T E E D I S C U S S I O N M A T E R I A L S I Raven Update

DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

SPECIAL COMMITTEE DISCUSSION MATERIALS | RAVEN UPDATE

Raven – Diligence Update

During the week of 7/15 Raven populated a data room with requests from Vail and its advisors. On 7/19, Vail and Raven held a 3-hour diligence session covering Product / R&D, GTM, Financials, and People / HR.[1] The session was constructive and largely validated the views presented to the Committee previously

Diligence Area	Key Observations and Takeaways
R&D / Product	• Product roadmap oriented toward K8S, with two major efforts underway: – Re-architect PAS to run on K8S – Develop products that enable developers to build and deploy on K8S • R&D effort split between K8S roadmap and continuing to support existing product – Raven is taking a "no workload left behind" approach; a different approach would allow for more rapid K8S development – ~88 engineers out of ~875 R&D resources focused on K8S today
GTM	• New logos have been difficult to come by, and those that do come with lower ACV – $11m of ACV ($7m for PCF) in Q1 was mostly "true-ups" from over-consumption – 18 gross new and 6 net new PCF logos in Q1 – ~$120k average ACV per new logo down from ~$600k two years ago and ~$300k in all of FY19
Financials	• FY20 ACV forecast reduced from $240m pre-Q1 to $160m post-Q1 (~33% reduction) – ACV forecast driven by historical conversion rates on H2 pipeline: 15-20% of new logo pipeline and 50-60% of expansion pipeline – Historical conversion rates imply ~$30m of ACV must be booked in Q2 to be on track for FY ACV target (Q2 flash has been requested) • Renewal data: – PCF renewals historically in the 60-90% range; 18% of up for renewal in H2 deemed "at risk" or "expected churn"[2] – Data / Gemfire renewals historically in the 40-75% range; 46% of up for renewal in H2 deemed "at risk" or "expected churn"[2] • Have not received an up-to-date LRP – LRP provided was built before Q1 earnings; Raven sensitized old LRP to provide an updated view, but did not rebuild a "P times Q" bottoms-up model – Vail's "judged" view has been developed independently of the LRP, and an updated LRP should not impact management's view

1 Lazard attended the sessions covering Product / R&D, GTM and Financials, but not the session covering People / HR.
2 Percentages on dollar basis reflect data for customers with ACV greater than $750K.

LAZARD

1

S P E C I A L C O M M I T T E E D I S C U S S I O N M A T E R I A L S I R A V E N U P D A T E Raven ($ in millions) Standalone Forecast Update: Projected Growth Down 6-10 Points After Q1 FY 2020 (Ending January 31, 2020) FY 2021 (Ending January 31, 2021) 10% drop $1,200 $912 1,000 $896 $874 800 600 400 200 0 Pre-Q1 Post-Q1 Raven LRP Preliminary (Post-Q1 Vail Judged Mid-Case(Post-Q1, Sensitivity) not updated since 6/25) t e Street Consensus 5 point drop 30% 20% 10% 0% Pre-Q1 Post-Q1 Raven LRP Preliminary (Post-Q1 Vail Judged Mid-Case(Post-Q1, Sensitivity) not updated since 6/25) not e Street Consensus Source: Vail management, company filings and Wall Street research as of 7/23/19. Note:Raven fiscal year ends January 31st. 2 16% 15% 14% 23% 18%18%17% $985 $802$762$803$759$840$773 Revenue $12005% drop6% drop8% drop 1,000 800$750 600 400 200 0 Pre-Q1Post-Q1Pre-Q1Post-Q1Raven LRPRaven LRPPreliminary (Pre-Q1)(Post-Q1Vail Judged GuidanceStreet ConsensusMid-Case(Post-Q1, no Sensitivity) updated sinc 6/25) Revenue Growth 6 point drop7 point drop10 point drop 30%28% 22%22% 20%18% 10% 0% Pre-Q1Post-Q1Pre-Q1Post-Q1Raven LRPRaven LRPPreliminary (Pre-Q1)(Post-Q1Vail Judged GuidanceStreet ConsensusMid-Case(Post-Q1, Sensitivity) updated sinc 6/25) DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

S P E C I A L C O M M I T T E E D I S C U S S I O N M A T E R I A L S I R A V E N U P D A T E Historical and Projected ($ in millions) Renewal / Churn Analysis Historical Renewal Trends 2H’20 Renewal Accounts >$750K # of Accounts Product Amount ($) 34 PCF $93 91% 87% 86% 84% 8 Data / Gemfire $19 83% 2H PCF Renewals “On Track”: 82% 74% 70% 66% 61% 2H’20 PCF Renewals1 2H’20 Data / Gemfire Renewals1 61% 2H Data / Gemfire Renewals “On Track”: 55% 59% 58% "At Risk / Expected Churn" "At Risk / Expected Churn" 49% 48% 18% 44% 40% 45% 55% "On Track" 82% "On Track" Q2'18A Q3'18A Q4'18A Q1'19A Q2'19A Q3'19A Q4'19A Q1'20A PCF Renewal Rate (%) Data / Gemfire Renewal Rate (%) Commentary  PCF renewals historically in 60% – 90% range  Data / Gemfire renewals historically in 40% – 75% range  2H’20 expected renewal rates by product in-line with historical trends Source: Raven Business Model and Renewal VDR materials (July 2019) 3 1 Percentages on dollar basis reflect data for customers with ACV greater than $750K. Total:$112 DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

SPECIAL COMMITTEE DISCUSSION MATERIALS | RAVEN UPDATE

ACV Analysis and Forecast

($ in millions)

PCF ACV: New vs. Expansion


Expansion
New
$4 $11 $12 $17 $59 $19 $32 $31 $71 $17 $25 $26 $66 $7 $5
$7 $5 $9 $16 $11 $10 $7 $11 $6 $6 $8 $7 $2
$7 $8 $42 $7 $22 $24 $60 11 $19 $18 $59
Q1'17A Q2'17A Q3'17A Q4'17A Q1'18A Q2'18A Q3'18A Q4'18A Q1'19A Q2'19A Q3'19A Q4'19A Q1'20A

New Logos ACV % of Total	64%	42%	53%	28%	61%	31%	23%	15%	35%	24%	31%	11%	29%

Deal Count & Average PCF ACV Per New Logo


$597K
$119K
30 32 36 62 34 44 50 70 35
11 16 21 38 15 20 26 46 17
19 16 15 24 19 24 24 24 18
Q1'18A Q2'18A Q3'18A Q4'18A Q1'19A Q2'19A Q3'19A Q4'19A Q1'20A
New Deal Count
Expansion Deal Count
Average PCF ACV per Deal

New logos have been difficult to come by, and those that do come have lower ACV

FY'2020 ACV Forecast by Quarter


$11
$30
$39
$80
Q1'20A
Q2'20E
Q3'20E
Q4'20E

Forecast Driven by Historical Conversion Rates on 2H Pipeline

2H'20 Total Software ACV Pipeline Coverage


PCF - New
PCF - Expansion
Data
~$115
~$15
~$175
~$85
~$30
~$10
Qualified Pipeline
Forecast

	Implied Conversion Rates	Coverage
PCF - New	13%	7.7x
PCF - Expansion	49%	2.1x
Data	33%	3.0x

Conversion rates in-line with historical trends must be achieved in order to be on track for FY'20 ACV target

LAZARD

Source: Raven Business Model and Pipeline VDR materials (July 2019)

4

S P E C I A L C O M M I T T E E D I S C U S S I O N M A T E R I A L S I R A V E N U P D A T E Benchmarking Raven to Public Infrastructure Peers CY’19E-CY’20E Revenue Growth vs. CY’20E EBIT Margin (Pre-SBC) CY’19E-CY’20E Revenue Growth vs. CAC Ratio1 55% 50% 44% 25% 33% New Relic, 7.4x Raven (Judged) Raven 0% 22% (25%) 11% (50%) 0% 0% 5% 10% 15% 20% 25% 30% 0% 5% 10% 15% 20% 25% 30% Source: FactSet as of 7/23/2019. Note 1 Multiples reflect EV/CY’20 revenue. Tableau valuation metrics based on unaffected share price of $125.21 as of 6/7/2019. CAC ratio calculated as (NTM Gross Profit – LTM Gross Profit) / LTM Selling & Marketing Expense. 5 CY’19E-CY’20E Revenue Growth CY’19E-CY’20E Revenue Growth Higher CAC ratios result in 6x-10x multiples Vail, 7.0xRaven (Street) Talend, 5.7x Appian, 8.3x Lower CAC ratios result in ~4x multiples Carbon Black, 4.7x Box, 3.6x SailPoint, 5.7x Cloudera, 1.5x Nutanix, 3.3x Dropbox, 5.9x Salesforce, 6.4xNew Relic, 7.4x CyberArk, 10.2x Splunk, 8.0x Vail, 7.0x CyberArk, 10.2x Salesforce, 6.4x Splunk, 8.0x Tableau, 6.7x Dropbox, 5.9x Box, 3.6xSailPoint , 5.7x (Street) Cloudera, 1.5xTalend,Raven 5.7x(Street, Pre-Q1) Appian, 8.3x Carbon Black, 4.7x Nutanix, 3.3x Most comparable peers on a growth / margin basis CY’20E EBIT Margin (Pre-SBC) CAC Ratio DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

S P E C I A L C O M M I T T E E D I S C U S S I O N M A T E R I A L S I R A V E N U P D A T E Benchmarking Raven Revenue Growth to Public Infrastructure Peers (cont’d) Business Mix / Performance 21% 100% 100% 97% 90% 18% 18% 86% 86% 18% 17% 17% 16% 75% 75% 75% 15% 15% 67% % Software % of Total 51% 26% 25% 25% 24% 19% 19% 17% 15% 15% 13% 17% 16% 15% 13% 8% Current Trading Valuation Multiples Excluding outliers, Raven’s public peers trade around 3.5x – 6.0x CY’20 Revenue… …or 4.0x – 6.5x Software Revenue (if no value is attributed to Services) 12.3x 8.3x 4.7x 6.6x 6.3x 5.9x 5.1x 3.6x 4.8x 1.5x 1.7x Source: FactSet as of 7/23/2019. Note:Vail management did not provide segment level forecasts. Medians exclude Raven figures. 6 1 CAC ratio calculated as (NTM Gross Profit – LTM Gross Profit) / LTM Selling & Marketing Expense. 5.9x5.7x5.7x 3.3x 2.3x2.3x 3.6x 3.1x3.0x EV / CY’20 Software Revenue EV / CY’20 Revenue Median: 5.5x Median: 5.2x 34%30% 23% Median: 17% Median: 18% CAC Ratio1 CY’19 – CY’20 Software Revenue Growth 13 Median: 17% Median: 88% CY’20 Revenue CY’19 – CY’20 Revenue Growth DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

S P E C I A L C O M M I T T E E D I S C U S S I O N M A T E R I A L S I R A V E N U P D A T E Benchmarking Raven to Public Software Transactions (cont’d) NTM Revenue Growth EV / LTM Revenue 18% 17% 17% Precedent transactions imply ~4x – 6x LTM revenue… 10.7x 16% 9.8x 15% 15% 1 14% 14% 8.9x 4.1x 3.8x 3.5x 6% LTM EBIT Margin (Pre-SBC) EV / NTM Revenue 27% 9.4x 23% 21% 8.4x …or ~3.5x – 5.5x NTM revenue 18% 16% 7.7x 12% 6% 3% 1% 3.3x (7%) (8%) (14%) Source: Public filings, FactSet as of 7/23/2019. 7 1 Represents FY’20E revenue growth and EBIT margin. 5.3x4.8x4.7x4.6x3.9x3.6x3.5x 1 Median: 4.7x Median: 9% 6.2x5.6x5.3x5.0x4.3x 11% 8% 7% Median: 5.3x Median: 15% Financial Profiles Multiples Paid DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

SPECIAL COMMITTEE DISCUSSION MATERIALS | RAVEN UPDATE

Selected Transactions Where Target Exhibited Steep Drop From 52-Week High

Transactions where the target experienced a steep decline in share price prior to the acquisition exhibited ~50% - 65% premiums

Ann. Date	Acquirer	Target	LTM Price Performance Before Announcement	Unaffected Discount to 52-Week High	Premium / (Discount) to Unaffected	Premium / (Discount) to 52-Week High
10/28/18	IBM	redhat	 $190 145 100 Oct-17 Jan-18 Mar-18 Jun-18 Aug-18 Oct-18 $190 133 days[1]	(34%)	63%	7%
06/01/16	salesforce	demandware	 $80 45 10 Jun-15 Aug-15 Oct-15 Jan-16 Mar-16 Jun-16 $75 306 days[1]	(37%)	56%	(1%)
11/11/18	VISTA	APPTIO	 $45 30 15 Nov-17 Jan-18 Apr-18 Jun-18 Aug-18 Nov-18 59 days[1] $38	(40%)	53%	(8%)
06/13/16	Microsoft	LinkedIn	 $260 175 90 Jun-15 Aug-15 Nov-15 Jan-16 Mar-16 Jun-16 91 days[1] $196	(49%)	50%	(24%)
12/24/18	VISTA	MINDBODY	 $45 30 15 Dec-17 Mar-18 May-18 Jul-18 Oct-18 Dec-18 53 days[1] $37	(52%)	68%	(20%)
TBD	Vail	Raven	 $32 20 8 Jun-18 Aug-18 Nov-18 Jan-19 Mar-19 Jun-19 281 days[1] 8 days[2]	(61%)	TBD	TBD
			Mean[3]	(43%)	58%	(9%)
			Median[3]	(40%)	56%	(8%)

Source: Press releases, company filings, FactSet and Wall Street research.
1 Represents the number of days since the 52-week high or trading price at the offer price.
2 Represents the number of days since Q4'19 earnings (June, 4th 2019).
3 Excludes Raven.

LAZARD

8

S P E C I A L C O M M I T T E E D I S C U S S I O N M A T E R I A L S IR A V E N U P D A T E Analysis at Various Prices ($ in millions, except per share values) Current Illustrative Valuation Range 1 Memo: Enterprise Value Net of Vail Stake Net Cash / (Debt) 1,583 880 1,812 880 2,062 880 2,312 880 2,562 880 3,062 880 3,562 880 4,062 880 Memo: Equity Value Net of Vail Stake 1 1 Memo: Equity Value of Public Float The premium paid to the public float more than doubles if Diamond’s stake trades at market 2,463 1,163 2,693 1,393 2,943 1,643 3,193 1,893 3,443 2,143 3,943 2,643 4,443 3,143 4,943 3,643 Premium / (Discount) to: Current ($9.90) Pre-FY'20 Q1 Announcement ($18.54) VWAP Since IPO ($19.55) All-Time High ($31.24) 0.0% (46.6%) (49.4%) (68.3%) 7.1% (42.8%) (45.8%) (66.1%) 14.8% (38.7%) (41.9%) (63.6%) 22.5% (34.6%) (38.0%) (61.2%) 30.2% (30.5%) (34.1%) (58.7%) 45.6% (22.3%) (26.3%) (53.9%) 61.0% (14.0%) (18.5%) (49.0%) 76.4% (5.8%) (10.7%) (44.1%) Premium / (Discount) to: Current ($9.90) Pre-FY'20 Q1 Announcement ($18.54) VWAP Since IPO ($19.33) All-Time High ($31.24) 0.0% (46.6%) (48.8%) (68.3%) 15.2% (38.5%) (41.0%) (63.5%) 31.8% (29.6%) (32.5%) (58.2%) 48.4% (20.8%) (24.0%) (53.0%) 64.9% (11.9%) (15.5%) (47.7%) 98.1% 5.8% 1.5% (37.2%) 131.2% 23.5% 18.4% (26.7%) 164.4% 41.2% 35.4% (16.2%) 2 Vail Judged View Metric Growth Vail Infra. Peers FY 2020 / CY 2019 FY 2021 / CY 2020 $750 $874 14% 17% 2.7x 2.3x 3.0x 2.6x 3.3x 2.9x 3.7x 3.1x 4.0x 3.4x 4.7x 4.0x 5.3x 4.6x 6.0x 5.1x 7.7x 7.0x 6.1x 5.2x 2 Vail Infra. Peers Raven LRP (Mid-Case) Metric Growth FY 2020 / CY 2019 FY 2021 / CY 2020 $773 $912 18% 18% 2.6x 2.2x 2.9x 2.5x 3.2x 2.7x 3.6x 3.0x 3.9x 3.3x 4.5x 3.8x 5.2x 4.4x 5.8x 4.9x 7.7x 7.0x 6.1x 5.2x Source: Company filings, FactSet as of 7/23/2019. Note: 1 2 Raven fiscal year ends January 31st. Premium paid to public float including Ford. Assumes Diamond and Vail shares are valued at current market prices. Infrastructure peers include: Dropbox, Box, SailPoint, Cloudera, Appian, Talend, Carbon Black and Nutanix. 9 Premium Paid Only to Public Float1 Premium Paid to All Shareholders Illustrative Comparable Range: 3.5x – 6.0x FY 2021 Revenue Comparable Companies Implied EV / Revenue Multiples Illustrative Premium: 50% – 65% Implied Share Price $9.90 $11.41 $13.05 $14.69 $16.33 $19.61 $22.89 $26.18 Illustrative Premium: 50% – 65% Implied Share Price $9.90 $10.60 $11.36 $12.12 $12.89 $14.41 $15.94 $17.46 Equity Value $2,901 $3,130 $3,380 $3,630 $3,880 $4,380 $4,880 $5,380 Enterprise Value $2,021 $2,250 $2,500 $2,750 $3,000 $3,500 $4,000 $4,500 DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

SPECIAL COMMITTEE DISCUSSION MATERIALS | RAVEN UPDATE

Illustrative Raven Term Sheet

Structure	• Vail to acquire all outstanding Raven shares that it does not already own
Transaction Value	• Implied fully diluted equity value: [$●] • Implied fully diluted enterprise value: [$●]
Consideration	• Raven shareholders will have the option to receive [$●] in cash or [0.055375][1] Vail shares for each Raven share owned – Shareholders who do not submit an election will default to receiving cash consideration • Diamond will have already declared its election to receive Vail shares for its stake in Raven • Equity elections will be subject to an aggregate maximum of [6,777,200][2] Vail shares issued – If equity elections exceed the aggregate maximum, shareholders electing equity will receive a pro-rated mix of cash and Vail shares • Aggregate consideration paid for shares not owned by Raven: [$●] – Aggregate cash consideration: [$●] – Aggregate equity consideration: $1.2 billion ([6,777,200][1] Vail shares)
Financing	• To fund the cash consideration, Vail will utilize a combination of [$●] of cash on hand and [$●] of incremental debt financing • Vail will have committed financing at the time of announcement, and there will be no financing contingency
Other	• Post transaction close, Raven will become a wholly owned subsidiary of Vail – Raven will remain an independent tax entity • Closing of the transaction will be subject to a majority of the minority vote by Raven's Class A shareholders, regulatory approval and other customary closing conditions • [Placeholder for termination fee, if any]

1. To represent an at-market exchange.
2. To represent the number of shares issued to Diamond if all Class A shareholders elect cash.

LAZARD 10

CERTAIN PORTIONS OF THESE DISCUSSION MATERIALS HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE NON-PUBLIC INFORMATION HAS BEEN OMITTED FROM THE DISCUSSION MATERIALS HAS BEEN SEPARATELY FILED WITH THE SEC. EACH REDACTED PORTION OF THE DISCUSSION MATERIALS IS INDICATED BY A “[*]” AND IS SUBJECT TO THE REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE SEC. THE REDACTED INFORMATION IS CONFIDENTIAL INFORMATION OF VMWARE S ***Confidential treatment requested

CERTAIN PORTIONS OF THESE DISCUSSION MATERIALS HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE NON-PUBLIC INFORMATION HAS BEEN OMITTED FROM THE DISCUSSION MATERIALS HAS BEEN SEPARATELY FILED WITH THE SEC. EACH REDACTED PORTION OF THE DISCUSSION MATERIALS IS INDICATED BY A “[*]” AND IS SUBJECT TO THE REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE SEC. THE REDACTED INFORMATION IS CONFIDENTIAL INFORMATION OF VMWARE ***Confidential treatment requested 11 DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

CERTAIN PORTIONS OF THESE DISCUSSION MATERIALS HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE NON-PUBLIC INFORMATION HAS BEEN OMITTED FROM THE DISCUSSION MATERIALS HAS BEEN SEPARATELY FILED WITH THE SEC. EACH REDACTED PORTION OF THE DISCUSSION MATERIALS IS INDICATED BY A “[*]” AND IS SUBJECT TO THE REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE SEC. THE REDACTED INFORMATION IS CONFIDENTIAL INFORMATION OF VMWARE S ***Confidential treatment requested 12 DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

CERTAIN PORTIONS OF THESE DISCUSSION MATERIALS HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE NON-PUBLIC INFORMATION HAS BEEN OMITTED FROM THE DISCUSSION MATERIALS HAS BEEN SEPARATELY FILED WITH THE SEC. EACH REDACTED PORTION OF THE DISCUSSION MATERIALS IS INDICATED BY A “[*]” AND IS SUBJECT TO THE REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE SEC. THE REDACTED INFORMATION IS CONFIDENTIAL INFORMATION OF VMWARE ***Confidential treatment requested DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

CERTAIN PORTIONS OF THESE DISCUSSION MATERIALS HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE NON-PUBLIC INFORMATION HAS BEEN OMITTED FROM THE DISCUSSION MATERIALS HAS BEEN SEPARATELY FILED WITH THE SEC. EACH REDACTED PORTION OF THE DISCUSSION MATERIALS IS INDICATED BY A “[*]” AND IS SUBJECT TO THE REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE SEC. THE REDACTED INFORMATION IS CONFIDENTIAL INFORMATION OF VMWARE ***Confidential treatment requested 14 DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

CERTAIN PORTIONS OF THESE DISCUSSION MATERIALS HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE NON-PUBLIC INFORMATION HAS BEEN OMITTED FROM THE DISCUSSION MATERIALS HAS BEEN SEPARATELY FILED WITH THE SEC. EACH REDACTED PORTION OF THE DISCUSSION MATERIALS IS INDICATED BY A “[*]” AND IS SUBJECT TO THE REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE SEC. THE REDACTED INFORMATION IS CONFIDENTIAL INFORMATION OF VMWARE ***Confidential treatment requested 15 DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

CERTAIN PORTIONS OF THESE DISCUSSION MATERIALS HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE NON-PUBLIC INFORMATION HAS BEEN OMITTED FROM THE DISCUSSION MATERIALS HAS BEEN SEPARATELY FILED WITH THE SEC. EACH REDACTED PORTION OF THE DISCUSSION MATERIALS IS INDICATED BY A “[*]” AND IS SUBJECT TO THE REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE SEC. THE REDACTED INFORMATION IS CONFIDENTIAL INFORMATION OF VMWARE S ***Confidential treatment requested 16 DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

CERTAIN PORTIONS OF THESE DISCUSSION MATERIALS HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE NON-PUBLIC INFORMATION HAS BEEN OMITTED FROM THE DISCUSSION MATERIALS HAS BEEN SEPARATELY FILED WITH THE SEC. EACH REDACTED PORTION OF THE DISCUSSION MATERIALS IS INDICATED BY A “[*]” AND IS SUBJECT TO THE REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE SEC. THE REDACTED INFORMATION IS CONFIDENTIAL INFORMATION OF VMWARE S ***Confidential treatment requested DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

CERTAIN PORTIONS OF THESE DISCUSSION MATERIALS HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE NON-PUBLIC INFORMATION HAS BEEN OMITTED FROM THE DISCUSSION MATERIALS HAS BEEN SEPARATELY FILED WITH THE SEC. EACH REDACTED PORTION OF THE DISCUSSION MATERIALS IS INDICATED BY A “[*]” AND IS SUBJECT TO THE REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE SEC. THE REDACTED INFORMATION IS CONFIDENTIAL INFORMATION OF VMWARE ***Confidential treatment requested

CERTAIN PORTIONS OF THESE DISCUSSION MATERIALS HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE NON-PUBLIC INFORMATION HAS BEEN OMITTED FROM THE DISCUSSION MATERIALS HAS BEEN SEPARATELY FILED WITH THE SEC. EACH REDACTED PORTION OF THE DISCUSSION MATERIALS IS INDICATED BY A “[*]” AND IS SUBJECT TO THE REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE SEC. THE REDACTED INFORMATION IS CONFIDENTIAL INFORMATION OF VMWARE ***Confidential treatment requested 18 DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

CERTAIN PORTIONS OF THESE DISCUSSION MATERIALS HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE NON-PUBLIC INFORMATION HAS BEEN OMITTED FROM THE DISCUSSION MATERIALS HAS BEEN SEPARATELY FILED WITH THE SEC. EACH REDACTED PORTION OF THE DISCUSSION MATERIALS IS INDICATED BY A “[*]” AND IS SUBJECT TO THE REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE SEC. THE REDACTED INFORMATION IS CONFIDENTIAL INFORMATION OF VMWARE ***Confidential treatment requested 19 DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

CERTAIN PORTIONS OF THESE DISCUSSION MATERIALS HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE NON-PUBLIC INFORMATION HAS BEEN OMITTED FROM THE DISCUSSION MATERIALS HAS BEEN SEPARATELY FILED WITH THE SEC. EACH REDACTED PORTION OF THE DISCUSSION MATERIALS IS INDICATED BY A “[*]” AND IS SUBJECT TO THE REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE SEC. THE REDACTED INFORMATION IS CONFIDENTIAL INFORMATION OF VMWARE ***Confidential treatment requested 20 DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

C O N F I D E N T I A L S P E C I A L C O M M I T T E E D I S C U S S I O N M A T E R I A L S IV Benchmarking Vail Against Public Peers

S P E C I A L C O M M I T T E E D I S C U S S I O N M A T E R I A L S I V B E N C H M A R K I N G V A I L A G A I N S T P U B L I C P E E R S Vail – Comparable Company Financial Benchmarking CY’19E-CY’20E Revenue Growth vs. CY’20E EBIT Margin (Pre-SBC)1 CY’19E-CY’20E Revenue Growth vs. EV/CY’20E EBIT (Pre-SBC) CY’19E-CY’20E EBIT Growth vs. EV/CY’20E EBIT (Pre-SBC) 40.0x 40.0x 50% Microsoft and SAP rs Arista, 6.8x 4.4x 30.0x 30.0x 25% x 20.0x 20.0x SAP 0% 10.0x 10.0x 0.0x 0.0x (25%) 0% 5% 10% 15% 20% 25% 0% 10% 20% 30% 40% 0% 5% 10% 15% 20% 25% Large Cap Software High-Growth Infrastructure Source: Company filings, Vail Management Forecast as of July 2019, FactSet as of 7/23/2019. Note:Valuations fully diluted based on treasury stock method. 21 1 Multiples reflect EV/CY’20 revenue. CY’19E-CY’20E Revenue Growth CY’19E-CY’20E Revenue Growth CY’19E-CY’20E EBIT Growth (Pre-SBC) Oracle, 5.4xare closest financial pee Cisco, Citrix, 4.3xPalo Alto Networks, 5.8 Salesforce, 6.4x Splunk, 8.0x Nutanix, 3.3x Microsoft, 7.0x Vail (Street), 7.0x Vail (Mgmt.), 7.0x SAP, 5.1x Salesforce Palo Alto Networks Arista Cisco Citrix Oracle Vail (Mgmt.) Vail (Street) Microsoft Salesforce Palo Alto Networks Arista Cisco Citrix Oracle Vail (Mgmt.) Vail (Street) Microsoft SAP EV / CY’20E EBIT (Pre-SBC) CY’20E EBIT Margin (Pre-SBC) EV / CY’20E EBIT (Pre-SBC) DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

SPECIAL COMMITTEE DISCUSSION MATERIALS

IV BENCHMARKING VAIL AGAINST PUBLIC PEERS

Vail – Comparable Company Financial Benchmarking

Vail trades roughly in line with or at a slight premium to Microsoft and SAP, who are the most comparable peers financially

Operating Metrics

CY'19E – CY'20E Revenue Growth


Median: 15%
22%
21%
19%
18%
18%
11%
10%
10%
7%
4%
4%
3%
Splunk
Salesforce
Palo Alto Networks
Nutanix
Arista
Microsoft
Vail (Mgmt)
Vail (Street)
SAP
Citrix
Cisco
Oracle

CY'19E – CY'20E EBIT Growth (Pre-SBC)


Median: 12%
40%
34%
23%
18%
13%
12%
11%
7%
5%
5%
4%
3%
Splunk
Salesforce
Palo Alto Networks
Arista
Microsoft
SAP
Vail (Street)
Vail (Mgmt)
Nutanix
Citrix
Cisco
Oracle

CY'20E EBIT Margin (Pre-SBC)


Median: 31%
44%
40%
36%
33%
32%
32%
32%
31%
23%
19%
16%
(23%)
Oracle
Microsoft
Arista
Vail (Street)
Cisco
Vail (Mgmt)
Citrix
SAP
Palo Alto Networks
Salesforce
Splunk
Nutanix

■ Large Cap Software ■ High-Growth Infrastructure

Valuation Metrics

EV / CY'20E Revenue


Median: 5.6x
8.0x
7.0x
7.0x
7.0x
6.8x
6.4x
5.8x
5.4x
5.1x
4.4x
4.3x
3.3x
Splunk
Microsoft
Vail (Street)
Vail (Mgmt)
Arista
Salesforce
Palo Alto Networks
Oracle
SAP
Cisco
Citrix
Nutanix

EV / CY'20E EBIT (Pre-SBC)


Median: 17.0x
33.7x
25.2x
21.8x
20.9x
18.9x
17.3x
16.6x
13.6x
13.6x
12.1x
NM
NM
Salesforce
Palo Alto Networks
Vail (Mgmt)
Vail (Street)
Arista
Microsoft
SAP
Cisco
Citrix
Oracle
Splunk
Nutanix

Price / CY'20E EPS (Pre-SBC)


Median: 21.0x
47.1x
33.2x
26.3x
25.5x
24.5x
21.3x
20.6x
16.5x
15.3x
14.2x
NM
NM
Salesforce
Palo Alto Networks
Arista
Vail (Mgmt)
Vail (Street)
Microsoft
SAP
Cisco
Citrix
Oracle
Splunk
Nutanix

■ Large Cap Software ■ High-Growth Infrastructure

Source: *Company filings, Vail Management Forecast as of July 2019, FactSet as of 7/23/2019.*
Note: Valuations fully diluted based on treasury stock method. Multiples over 50x are denoted as "NM". Medians do not include Vail.

22

S P E C I A L C O M M I T T E E D I S C U S S I O N M A T E R I A L S I V B E N C H M A R K I N G V A I L A G A I N S T P U B L I C P E E R S Vail – Precedent Transactions Operating Metrics Financial Benchmarking Valuation Metrics 10.9x 9.4x 20% 19% 17% 15% 14% 11% 3.6x 11% 7% 7% 6% Revenue 83.8x 34% 31% 19% 15% 15% 10% 8% NA A (34%) 98.0x 92.4x 43% 18% 16% 12% 12% NA Source: Company filings, Vail Management Forecast as of July 2019, FactSet as of 7/23/2019. Note:Valuations fully diluted based on treasury stock method. Multiples over 100x are denoted as “NM”. Medians exclude Vail. Vail LTM period includes half of FY’19 and half of FY’20; NTM period includes half of FY’20 and half of FY’21. 23 33% 33% 27% 23% 23% 51.4x 33.0x 29.7x 26.5x 26.5x 25.9x 21.7x Median: 33.0x Median: 21% (0%) 62.6x 38.9x 22.5x 22.0x 21.3x 21.0x 19.8x 18.4x N Median: 21.3x Median: 15% 7.7x7.3x7.3x 5.3x4.7x4.6x4.3x Median: 5.0x Median: 15% EV / NTM EV / NTM EBIT (Pre-SBC) P / NTM EPS (Pre-SBC) NTM Revenue Growth NTM EBIT Growth (Pre-SBC) LTM EBIT Margin (Pre-SBC) DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

S P E C I A L C O M M I T T E E D I S C U S S I O N M A T E R I A L S I V B E N C H M A R K I N G V A I L A G A I N S T P U B L I C P E E R S Vail – Analysis at ($ in billions, except per share values) Various Prices Current Price Premium / (Discount) to Current (27.3%) (21.7%) (16.1%) (10.5%) (4.9%) 0.0% 6.3% 11.9% FDSO 427.1 427.2 427.2 427.2 427.3 427.3 427.3 427.3 (-) Cash & Equivalents (-) Equity Investments (+) Debt ($3.3) ($0.4) $4.2 ($3.3) ($0.4) $4.2 ($3.3) ($0.4) $4.2 ($3.3) ($0.4) $4.2 ($3.3) ($0.4) $4.2 ($3.3) ($0.4) $4.2 ($3.3) ($0.4) $4.2 ($3.3) ($0.4) $4.2 Vail LRP Metric Large Cap HG Infra. Global Median Median Median Revenue FY2020 / CY2019 % Growth FY2021 / CY2020 % Growth $10.0 12% $11.0 10% 5.59x 6.01x 6.44x 6.86x 7.29x 7.67x 8.14x 8.57x 7.80x 12% 7.01x 11% 5.45x 11% 5.07x 7% 5.45x 4% 5.07x 4% 7.67x 23% 6.35x 18% 6.20x 11% 5.59x 15% 5.08x 5.47x 5.86x 6.25x 6.63x 6.97x 7.41x 7.80x EBIT (Pre -SBC) FY2020 / CY2019 % Margin FY2021 / CY2020 % Margin $3.3 33% $3.5 32% 16.9x 18.2x 19.5x 20.8x 22.1x 23.2x 24.7x 26.0x 19.5x 40% 17.3x 40% 18.5x 30% 16.6x 31% 14.3x 32% 13.6x 32% 31.1x 17% 25.2x 19% 19.0x 31% 17.0x 31% 15.9x 17.1x 18.3x 19.5x 20.7x 21.8x 23.2x 24.4x Price / EPS (Pre-SBC) FY2020 / CY2019 % Margin 1 FY2021 / CY2020 % Margin 1 $6.49 27% $7.01 28% 20.0x 21.6x 23.1x 24.6x 26.2x 27.5x 29.3x 30.8x 23.9x 34% 21.3x 34% 23.0x 21% 20.6x 22% 18.0x 27% 16.5x 27% 34.4x 14% 33.2x 15% 23.0x 24% 21.0x 24% 18.6x 20.0x 21.4x 22.8x 24.3x 25.5x 27.1x 28.5x 24 Source: 1. Company filings, Vail Management Forecast as of July 2019, FactSet as of 7/23/2019. Margins are Net Income (Pre-SBC) / Sales. Comparable Companies Implied Multiples Enterprise Value$56.0$60.3$64.6$68.9$73.1$76.9$81.7$86.0 Equity Value$55.5$59.8$64.1$68.4$72.6$76.4$81.2$85.5 Price per Share$130$140$150$160$170$178.78$190$200 DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

C O N F I D E N T I A L S P E C I A L C O M M I T T E E D I S C U S S I O N M A T E R I A L S Appendix

CERTAIN PORTIONS OF THESE DISCUSSION MATERIALS HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE NON-PUBLIC INFORMATION HAS BEEN OMITTED FROM THE DISCUSSION MATERIALS HAS BEEN SEPARATELY FILED WITH THE SEC. EACH REDACTED PORTION OF THE DISCUSSION MATERIALS IS INDICATED BY A “[*]” AND IS SUBJECT TO THE REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE SEC. THE REDACTED INFORMATION IS CONFIDENTIAL INFORMATION OF VMWARE ***Confidential treatment requested

CERTAIN PORTIONS OF THESE DISCUSSION MATERIALS HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE NON-PUBLIC INFORMATION HAS BEEN OMITTED FROM THE DISCUSSION MATERIALS HAS BEEN SEPARATELY FILED WITH THE SEC. EACH REDACTED PORTION OF THE DISCUSSION MATERIALS IS INDICATED BY A “[*]” AND IS SUBJECT TO THE REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE SEC. THE REDACTED INFORMATION IS CONFIDENTIAL INFORMATION OF VMWARE ***Confidential treatment requested 25 DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

CERTAIN PORTIONS OF THESE DISCUSSION MATERIALS HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE NON-PUBLIC INFORMATION HAS BEEN OMITTED FROM THE DISCUSSION MATERIALS HAS BEEN SEPARATELY FILED WITH THE SEC. EACH REDACTED PORTION OF THE DISCUSSION MATERIALS IS INDICATED BY A “[*]” AND IS SUBJECT TO THE REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE SEC. THE REDACTED INFORMATION IS CONFIDENTIAL INFORMATION OF VMWARE ***Confidential treatment requested 26 DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

CERTAIN PORTIONS OF THESE DISCUSSION MATERIALS HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE NON-PUBLIC INFORMATION HAS BEEN OMITTED FROM THE DISCUSSION MATERIALS HAS BEEN SEPARATELY FILED WITH THE SEC. EACH REDACTED PORTION OF THE DISCUSSION MATERIALS IS INDICATED BY A “[*]” AND IS SUBJECT TO THE REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE SEC. THE REDACTED INFORMATION IS CONFIDENTIAL INFORMATION OF VMWARE ***Confidential treatment requested 27 DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

CERTAIN PORTIONS OF THESE DISCUSSION MATERIALS HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE NON-PUBLIC INFORMATION HAS BEEN OMITTED FROM THE DISCUSSION MATERIALS HAS BEEN SEPARATELY FILED WITH THE SEC. EACH REDACTED PORTION OF THE DISCUSSION MATERIALS IS INDICATED BY A “[*]” AND IS SUBJECT TO THE REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE SEC. THE REDACTED INFORMATION IS CONFIDENTIAL INFORMATION OF VMWARE ***Confidential treatment requested 28 DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

C O N F I D E N T I A L S P E C I A L C O M M I T T E E D I S C U S S I O N M A T E R I A L S B Capital Structure Implications

S P E C I A L C O M M I T T E E D I S C U S S I O N M A T E R I A L S B C A P I T A L S T R U C T U R E I M P L I C A T I O N S Vail – Capital Structure and Funding Perspectives   Vail currently benefits from its strong balance sheet, low leverage, and robust cash balance and cash flow ability Vail holds a Baa2 and BBB-at Moody’s and S&P, respectively; most immediate breakpoint of investment grade is at S&P S&P Investment Grade Breakpoint 3.0x adjusted net leverage   S&P’s downgrade breakpoint from its current BBB-rating is at 3.0x adjusted1 net debt to EBITDA In highly strategic acquisitions Rating Agencies may tolerate 12 to 24 months of deleveraging runway to achieve target leverage levels Runway may provide more cushion in the rating given robust cash flow generation at Vail would result in rapid net deleveraging 1.1x 1.0x 0.9x $7.6 $10.3 Aggregate Transaction Value $13.1   Preliminary analysis suggest that Vail has meaningful capacity to raise incremental debt to finance an acquisition without pressuring its existing ratings by pushing past 3.0x net leverage Consideration to Diamond likely to include equity consideration as Diamond has likely preference to maintain 80% ownership stake in Vail   Diamond has sensitivity falling below 80% ownership in Vail due to tax consolidation reasons and thus an all-cash transaction seems unlikely Source: Moody's Credit Report, August 27, 2018. S&P Credit Report, May 16, 2019. 29 1 Agencies will adjust leverage for operating leases, stock-based compensation and other financial items. Rating Agency Excerpts “Credit profile is supported by Vail’s very strong market position in its core compute virtualization and data center management product lines, and substantial free cash flow...” – Moody’s “Ratings on Vail are pressured by our 'BB+' group credit profile and negative outlook on Diamond given our view of Vail as Diamond’s insulated subsidiary. Because of this relationship, we limit the Vail rating to one notch above the group credit profile of Diamond, which is currently 'BB+…” –S&P “Could lower rating on Vail if downgrade Diamond. In addition, could lower rating if the company were to shift its financial policy such that it's no longer committed to maintaining an investment-grade profile… or large-scale acquisitions such that debt leverage exceeds 3x… could also lower rating if no longer view Vail to be an insulated subsidiary of Diamond; its credit profile could weaken if the relationship were no longer at arm's length…” –S&P Commentary Illustrative PF Vail Net Leverage DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

SPECIAL COMMITTEE DISCUSSION MATERIALS

B CAPITAL STRUCTURE IMPLICATIONS

Vail Key Rating Agency Commentary

		Moody's (Baa2/Stable)	S&P (BBB-/Negative)
Business Profile		"The credit profile is supported by Vail's very strong market position in its core compute virtualization and data center management product lines, and **substantial free cash flow…**" "…We believe Vail will maintain its leadership position given its **significant scale and resources, long-term customer relationships, and ongoing investments in emerging products…**" "The risk exists that **Dell could attempt to transfer additional Vail cash upstream** in the event that additional liquidity is required at the parent level. **Alternatively, Vail could increase leverage to accelerate share repurchases…**"	"Our ratings on Vail. are **pressured by our 'BB+' group credit profile and negative outlook on Diamond** given **our view of Vail as Diamond's insulated subsidiary.** Because of this relationship, we limit the Vail rating to one notch above the group credit profile of Diamond, which is currently 'BB+…'" "The **broadening of Vail's product portfolio bodes well for Vail's overall growth prospects**, with higher license sales frequently tied to recurring software maintenance…" "We believe the company will continue to evaluate potential tuck-in acquisitions to bolster its presence in the public and hybrid cloud, consistent with its overall strategy…"
Financial Profile		"The **stable outlook reflects our expectation that Vail will continue to maintain and defend its strong market position** in the compute virtualization industry with at least high single-digit annual revenue growth, EBITDA margins of about 30%, and free cash flow greater than $3 billion over the next year. After paying the special dividend of $11 billion (of which $9 billion will go to Diamond, we expect that management will maintain disciplined financial policies with our **expectation of gross leverage maintained at 2x or lower…**" "As Vail projects to be in a net cash position in less than one year following payment of the one-time dividend, we would expect very modest share repurchase and M&A activity in the near-term…" "**Vail's ratings are constrained by Diamond's ratings**. The forward grid-implied rating using the Methodology is Baa1, which is one notch above the actual rating…"	"We view Vail's financial **policy as conservative** given its debt leverage of less than 1x (with $4.2 billion of debt and $2.8 billion of cash) and **substantial FOCF of at least $3.4 billion and $3 billion in fiscal 2019 and 2018, respectively…**" "**Vail generated strong FOCF of about $3.4 billion in fiscal 2019**, and we expect FOCF of at least $3.5 billion annually in fiscal 2021 and 2022…" "**We limit our rating on Vail to one notch above the BB+ group credit profile of Diamond** due to our assessment of Vail as an insulated subsidiary…"
Breakpoints	Upgrade	"**Factors that could lead to an upgrade:** • Given the concentrated ownership, Vail's ratings are constrained by Diamond's ratings • The ratings could be upgraded if Vail continues to **grow, successfully diversifies its product lines, and demonstrates conservative financial policies**"	"**We could revise our outlook on Vail to stable if we did the same to our outlook on Diamond…**"
	Downgrade	"**Factors that could lead to a downgrade:** • The ratings could be downgraded if Vail were to experience **meaningful revenue, profit, cash flow, or net cash declines** • If financial policies were to become more aggressive"	"Could lower rating on **Vail if downgrade Diamond**. In addition, could lower rating if the company were to **shift its financial policy** such that it's no longer committed to maintaining an investment-grade profile… This could happen if the company were to engage in **material share repurchases or large-scale acquisitions such that debt leverage exceeds 3x…** could also lower rating if no longer view Vail to be an insulated subsidiary of Diamond; **its credit profile could weaken if the relationship were no longer at arm's length…**"

LAZARD

Source: Moody's Credit Report, August 27, 2018. S&P Credit Report, May 16, 2019.

30

CERTAIN PORTIONS OF THESE DISCUSSION MATERIALS HAVE BEEN OMITTED BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THE NON-PUBLIC INFORMATION HAS BEEN OMITTED FROM THE DISCUSSION MATERIALS HAS BEEN SEPARATELY FILED WITH THE SEC. EACH REDACTED PORTION OF THE DISCUSSION MATERIALS IS INDICATED BY A “[*]” AND IS SUBJECT TO THE REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE SEC. THE REDACTED INFORMATION IS CONFIDENTIAL INFORMATION OF VMWARE S P E C I A L C O M M I T T E E D I S C U S S I O N M A T E R I A L S B C A P I T A L S T R U C T U R E I M P L I C A T I O N S ***Confidential treatment requested Diamond – Capital Structure and Funding Perspectives   Diamond currently benefits from its significant size and scale as well as its majority ownership of Vail   Diamond holds a Ba1 (Stable) and BB+ (Negative) at Moody’s and S&P, respectively S&P’s downgrade breakpoint from its current BB+ rating is at 4.0x adjusted1 net debt to EBITDA Moody’s most recently communicated downgrade breakpoint was 4.5x adjusted1 debt to EBITDA during 4Q 2018 Following the tracking stock transaction, Diamond’s S&P rating of BB+ remains on negative outlook as S&P observes Diamond’s continued deleveraging Diamond’s adjusted leverage at both Moody’s and S&P accounts for ~80% of Vail’s debt, EBITDA, and Cash Source: Moody's Credit Opinions September 28, 2018 and November 15, 2018, S&P Credit Report June 11, 2019. 31 1 Agencies will adjust leverage for operating leases, stock-based compensation and other financial items. Moody’s Excerpts “Diamond’s credit profile is supported by its significant size and scale…” “We expect Diamond's leverage to return to about 4.8x by the close of the fiscal year ending January 31, 2020, before declining further to 3.9x by the end of fiscal 2021…” “In addition to our standard adjustments for operating leases and finance operations, our leverage estimate includes 81% of Vail debt and EBITDA…” “Factors that could lead to an upgrade… adjusted Debt to EBITDA in the mid 2 times range…” “Factors that could lead to a downgrade… adjusted Debt to EBITDA remaining above 4.5 times…” “The negative rating outlook on Diamond reflects S&P Global Ratings' view that leverage is high at about 4.25x as of the quarter ended May 3, 2019…” “S&P Global Ratings-adjusted EBITDA margin, cash, and debt-to-EBITDA ratio include 80% of contributions from Vail…” “We could revise our rating outlook to stable if Diamond… continues to repay debt and maintains leverage at 4.0x or below…” “We could lower our rating on Diamond if we believe leverage will remain over 4x post-fiscal second-quarter 2020 (August 2019)…” Commentary S&P Excerpts DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

DRAFT - Presentation Materials are Highly Illustrative, Confidential and Subject to Further Revisions

SPECIAL COMMITTEE DISCUSSION MATERIALS

B CAPITAL STRUCTURE IMPLICATIONS

Diamond Key Rating Agency Commentary

	Moody's (Ba1/Stable)	S&P (BB+/Negative)
Business Profile	**"Diamond's credit profile is supported by its significant size and scale with projected annual revenues expected to exceed $90 billion..."** "The credit profile also considers the significant **key man risk** associated with Michael Dell's majority stake, the possibility of increasing ownership in Vail, and the long term potential exit of Silver Lake, which may lead to another levering event..." "...We view **the enterprise solutions business as having upside given the secular shifts occurring with cloud computing**, which we believe will be a **faster growing and more profitable market than the PC sector...**"	**"We expect revenue growth to be in the low-single-digit percent area in fiscal 2020. Importantly, we expect EBITDA margin to improve slightly, benefiting from lower component costs and improved mix shift due to better commercial PC and storage sales performance..."** "Diamond's product offerings span business productivity, data centers, hardware, software, and private and public cloud, among others, and reach across the largest enterprises globally. **Diamond maintains market leadership across its product categories**—PC and external enterprise storage systems (number one with 31.7% in 2018)..."
Financial Profile	**"We expect Diamond's leverage to return to about 4.8x by the close of the fiscal year ending January 31, 2020, before declining further to 3.9x by the end of fiscal 2021..."** "In addition to our standard adjustments for operating leases and finance operations, **our leverage estimate includes 81% of Vail debt and EBITDA...**" **"Proven ability to de-leverage with substantial debt repayment since the LBO (October 2013) and closing of the EMC merger (September 2016)..."**	**"The negative rating outlook on Diamond reflects S&P Global Ratings' view that leverage is high at about 4.25x as of the quarter ended May 3, 2019..."** "Our assessment of Diamond's financial risk profile reflects the company's **significant debt outstanding** at about $54.2 billion as of May 3, 2019. Its **cash and investment balance was about $9.8 billion, including $3.3 billion from Vail...**" "S&P Global Ratings-adjusted EBITDA margin and **debt-to-EBITDA ratio include 80% of contributions from Vail**... considered 80% of Vail's cash and investment balance and all but about $1 billion of Diamond's cash as surplus cash and net the amount against debt..."
Breakpoints – Upgrade	Factors that could lead to an upgrade: • Sustained revenue growth of at least mid-single digits • High single-digit adjusted operating margins • Adjusted Debt to EBITDA in the mid 2 times range • Conservative financial policies	"We could revise our rating outlook to stable if Diamond can maintain its current revenue growth momentum, expand its EBITDA margin by improving mix from higher-margin businesses, and achieve cost savings from continued operational efficiencies **while continuing to repay debt, if the company maintains leverage at 4.0x or below...**"
Breakpoints – Downgrade	Factors that could lead to a downgrade: • Sustained erosion of market share • Reported adjusted operating margins lower than 3% • Debt to EBITDA remaining above 4.5 times	**"We could lower our rating on Diamond if we believe leverage will remain over 4x post-fiscal second-quarter 2020 (August 2019).** This could be the result of lower-than-expected revenue growth from material share losses to competitors in its PC or external storage systems business or if its Vail business became more challenged than anticipated. It could also be the result of profitability declines from higher input costs, keeping leverage above 4x..."

Source: Moody's Credit Opinions September 28, 2018 and November 15, 2018, S&P Credit Report June 11, 2019.

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